EXHIBIT 4.31

                    AMENDED AND RESTATED PLEDGE AGREEMENT


     This Amended and Restated Pledge Agreement ("Agreement") is made and entered into as of March 2, 1994 by Mesa Operating Co., a Delaware corporation ("MOC") and successor to Mesa Operating Limited Partnership, formerly a Delaware limited partnership of which Boone Pickens and Pickens Operating Co., a Texas corporation, were the sole general partners ("MOLP"), in favor of Societe Generale, Southwest Agency, as Agent ("Agent") for the pro rata benefit of the banks parties to the Credit Agreement described herein (herein called the "Banks").

     WHEREAS, MOLP and Mesa Inc., a Texas corporation ("MI"), entered into a Second Amended and Restated Credit Agreement dated as of May 1, 1993 with the Banks and the Agent, pursuant to which the Banks agreed to lend MOLP amounts not to exceed $90,000,000 and MI is jointly and severally liable for such amount (as the same may be amended from time to time and in effect, the "Credit Agreement"); and

     WHEREAS, pursuant to the Credit Agreement, MOLP entered into that certain Pledge Agreement dated as of May 1, 1993 (the "Original Pledge Agreement") in favor of the Agent for the pro rata benefit of the Banks, granting to the Agent a lien and security interest to secure MOLP's obligations to the Agent and the Banks under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement); and

     WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of January 5, 1994, among MOLP, MOC, MI, the Agent and the Banks, MOLP assigned to MOC, and MOC assumed in full all of the obligations of MOLP under the Credit Agreement, the Original Pledge Agreement and the other Credit Documents previously executed by MOLP, and the Agent and the Banks agreed to treat MOC as a substitute party for MOLP under each of such Credit Documents; and

     WHEREAS, it is a condition precedent to securing the Additional Securities (as defined in the Credit Agreement) that MOC execute and deliver this Agreement in order to amend the Original Pledge Agreement as herein provided and, for the purpose of clarity only, to restate the Original Pledge Agreement in its entirety (this Agreement constituting for all purposes an amendment of the Original Pledge Agreement and not a new or substitute pledge agreement);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MOC and the Agent hereby agree as follows:

     1.  DEFINITIONS.
         -----------

          1.1  Specified Terms.
               ---------------

          As used in this Agreement, capitalized terms not otherwise defined herein have the meanings set forth in the Credit Agreement, and the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Certificate of Partial Interest" means the certificate to be issued by HCLP to the Agent substantially in the form of Annex A hereto.

          "Collateral" shall mean all rights to money and/or property (and such money and/or property that MOC now has or hereafter acquires in respect of the Limited Partnership Interest and that is evidenced by the Certificate of Partial Interest), including, without limitation, any proceeds of sale by or on behalf of MOC of any of the Limited Partnership Interest, any distributions by HCLP in respect of the Limited Partnership Interest, whether regular, special or made in connection with the partial or total liquidation of HCLP and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Limited Partnership Interest or the ownership thereof, and proceeds of all of the foregoing.

          "Event of Default" shall have the meaning assigned to that term of
Section 6.1 of this Agreement.

          "HCLP" means Hugoton Capitol Limited Partnership, a Delaware limited partnership of which MOC and Mesa Midcontinent Limited Partnership are the limited partners and Pickens Hugoton Company is the general partner.

          "Limited Partnership Interest" shall mean a seventy-six and 34/100 percent (76.34%) limited partnership interest in HCLP, being part of the limited partnership interest in HCLP owned by MOC.

          "Subordinate Pledge" means the liens on and security interest in the Collateral securing the obligations of MOC, MI and/or Mesa Capital under the Secured Indenture.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas.

          1.2  Other Terms and Determinations.
               ------------------------------

          All terms used in this Agreement which are defined in the UCC, other than those which are defined in the Credit Agreement or specifically defined in Section 1.1 above, shall have the same meaning herein as in the UCC.

     2.  Grant of Security Interest.
         --------------------------

     In order to secure the full and prompt payment, performance and observance of the Obligations when due (whether by acceleration or otherwise), MOC (i) hereby grants, conveys, assigns, transfers and sets over to the Agent for the pro rata benefit of the Banks and to each Bank a first lien upon and security interest in the Collateral, and (ii) pledges to the Agent for the pro rata benefit of the Banks and each Bank the Certificate of Partial Interest, all upon and subject to the terms and provisions of this Agreement. Such first lien and security interest and pledge are made as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation of MOC with respect to HCLP, any of the Collateral or any transaction involving or giving rise thereto.

     3.  Representations and Warranties.
         ------------------------------

     MOC represents and warrants to the Agent and each Bank as follows:

          3.1 The chief executive office and principal place of business of MOC is located at 2600 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, 75201.

          3.2 MOC is the owner of all of the presently existing Collateral and all the presently existing Limited Partnership Interest free and clear of any lien, security interest or encumbrance of any kind or nature, except for the lien of the Subordinate Pledge and the security interest created hereby and except as permitted by Section 4.1 hereof. Except for the lien of the Subordinate Pledge and the lien and security interest created hereby, all of the Collateral is and will be free from any material credit, deduction, allowance, defense, dispute, setoff, or counterclaim and there is no extension or indulgence with respect thereto.

          3.3 The lien and security interest intended to be created under this Agreement constitutes as to the Collateral existing on the date hereof, and will constitute as to all Collateral existing after the date hereof, a valid first lien upon and prior perfected security interest in the Collateral, subject to no equal or prior lien, security interest or encumbrance of any kind or nature.

     4.  Covenants.
         ---------

     During the term of this Agreement and until all of the Obligations have been fully and finally paid and discharged in full, MOC covenants and agrees with the Agent and each Bank that:

          4.1 MOC shall not sell, pledge, assign, hypothecate or grant a security interest in or create or permit to exist any lien or encumbrance on any of the Collateral or any of the Limited Partnership Interest except as permitted by the Credit Agreement.

          4.2 MOC shall promptly pay when due all taxes, fees, assessments and other charges now or hereafter imposed or levied upon any of the Collateral, except when such taxes are being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor.

          4.3 From time to time, MOC shall, at its own expense, promptly give, execute, deliver, file and/or otherwise formalize any such notice, statement, instrument, documents, agreement or other papers, and do all such other acts and things, as may be necessary or desirable, or as the Agent may reasonably request, in order to create, evidence, preserve, perfect, validate or continue any lien or security interest created pursuant to this Agreement or to enable the Agent to exercise or enforce its rights hereunder with respect to such lien or security interest, or otherwise further to effect the purposes of this Agreement. Without limiting the generality of the foregoing, MOC shall, at any time or from time to time upon the request of the Agent and at MOC's own expense, execute, acknowledge, witness, deliver, file and/or record such financing and continuation statements, notices, additional assignments and other documents or instruments (all of which shall be in form and substance satisfactory to the Agent and its counsel) as the Agent may from time to time reasonably request for the perfection of the liens and security interests created hereby, and for the continuance and protection thereof, and promptly furnish to the Agent evidence thereof satisfactory to the Agent. MOC hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to effect any filing or recording of any such documents of instruments without the signature of MOC, which appointment as attorney-in-fact is effective upon the occurrence of an Event of Default (for purposes hereof, the determination of the occurrence of an Event of Default by the Agent shall as to all parties be conclusive).

          4.4 MOC shall promptly notify the Agent (i) of any material changes in any fact or circumstance represented or warranted by MOC with respect to any material portion of the Collateral, (ii) of any material impairment of the Collateral and (iii) of any claim, action or proceeding affecting title to all or any of the Collateral and/or of the Limited Partnership Interest.

          4.5 Except for the lien and security interest created by this Agreement and the Subordinate Pledge, MOC shall at its own expense defend the Collateral and the Limited Partnership Interest against any and all liens, claims, security interest and other encumbrances, howsoever arising.

          4.6 MOC shall at all times keep accurate and complete records with respect to the Collateral, including, without limitation, records of all payments made, credit granted and proceeds received in connection therewith.

          4.7 MOC shall not relocate its principal place of business or chief executive office to a county or state other than specified in Section
3.1 of this Agreement unless MOC gives 30 days' prior written notice to the Agent, which notice shall specify the county and state into which such relocation is to be made.

     5.  Powers of the Secured Party.
         ---------------------------

          5.1 MOC hereby irrevocably designates and appoints the Agent as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may reasonably request pursuant to this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

          5.2 Without limiting the generality of Section 5.1 hereof, MOC hereby irrevocably authorizes and empowers the Agent for the ratable benefit of the Banks,upon the occurrence and during the continuation of any Event of Default, at the expense of MOC, either in the Agent's own name or in the name of MOC, at any time and from time to time:

          (a) to ask, demand, receive, issue a receipt for, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to MOC, and any and all other property which may be or become deliverable at any time or times to MOC, under or with respect to the Collateral;

          (b) to endorse any drafts, checks, orders or other instruments for the payment of money payable to MOC on account of the Collateral (including any such draft, check, order or instrument issued by any insurance company payable jointly to MOC and the Agent);

          (c) in the discretion of the Agent, to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of MOC or otherwise, which the Agent may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Agreement or in furtherance of the purposes hereof, including any action which by the terms of this Agreement is to be taken by MOC; and

          (d)  prior to the exercise of any remedies specified in Section
     6.2 hereof, to notify HCLP of the existence of any Event of Default, whereupon the Agent shall be entitled to receive from HCLP of any distributions, profits or income in respect of or attributable to the Limited Partnership Interest, including any distribution in respect of a dissolution of HCLP, to which, but for this Agreement, MOC would be entitled, to be applied toward payment of the Obligations in such order or manner as the Agent may elect.

          5.3 Nothing in this Agreement shall be construed as requiring or obligating the Agent to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any other action with respect to any of the Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times.

          5.4 The Agent shall be entitled at any time to file this Agreement, or a carbon, photographic, or any other reproduction of this Agreement, as a financing statement, but the failure of the Agent to do so shall not impair the validity or enforceability of this Agreement.

     6.  Default.
         -------

          6.1  Events of Default.
               -----------------

          The following events, acts or occurrences shall constitute Events of Default:

               (a) An "Event of Default" shall occur under the Credit Agreement; or

               (b) Any representation or warranty made, or deemed to have been made, by MOC in this Agreement or in connection with the Obligations shall prove to have been incorrect in any material respect when made; or

               (c) MOC shall fail to observe, comply with or perform the covenant contained in Section 4.1 hereof; or

               (d) MOC shall fail to observe, comply with or perform any other covenant, condition or agreement on the part of MOC contained in this Agreement and such default is not remedied within thirty (30) days; or

               (e) Any substantial part of the Collateral or any of the Limited Partnership Interest shall be attached or shall be placed in the hands of a receiver or receivers, or trustee or trustees, or other officer or officers, or representative or representatives of a court or of creditors; or

               (f) The title of MOC to the Collateral or any substantial part thereof or to the Limited Partnership Interest shall become the subject matter of litigation which would or might, in the Agent's opinion, upon final determination result in substantial impairment of loss of the security provided by this Agreement and upon notice by the Agent such litigation is not dismissed or resolved in a manner satisfactory to the Agent for a period of thirty (30) days.

          6.2  Remedies on Default.
               -------------------

               (a) If an Event of Default shall have occurred and is continuing and if the maturity of the Obligations is accelerated under the provisions of the Credit Agreement, in addition to any other rights and remedies that may be available to the Agent under UCC or under
     Section 5.1 or 5.2 of this Agreement or otherwise under this Agreement or at law, the Agent for the ratable benefit of the Banks, shall also have the following rights and powers:

          (i) The Agent may, without being required to give any notice except as hereinafter provided, sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery and at such price or prices as the Agent deems satisfactory, and the Agent may be the purchaser for the ratable benefit of the Banks of any or all of the Collateral so sold and thereafter hold the same absolutely free from any right or claim of whatsoever kind, and the Obligations or any portion of the Obligations may be applied as a credit against the purchase price.

          (ii) Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind by or on behalf of MOC, including any equity or rights of redemption of MOC, and MOC hereby specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted.

          (iii) The Agent shall give MOC five (5) days' written notice (which MOC agrees is reasonable notification within the meaning of Sec. 9.504 of the UCC) of its intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale and, in case of a private sale, shall state the date after which such sale is to be made.

          (iv) Any such public sale shall be held at such time or times within ordinary business hours and as such places as the Agent may fix in the notices of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Agent may determine.

          (v) The Agent shall not be obligated to make any sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

          (vi) In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

          (vii) The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the liens and security interests granted in this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

               (b) The Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale. MOC hereby waives, to the extent permitted by applicable law, any claims against the Agent and each Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

               (c) The Agent shall not be obligated to pursue or exhaust its rights and remedies against any particular Collateral before pursuing or enforcing its rights and remedies against any other Collateral.

               (d) To the extent permitted by law, MOC hereby waives (i) any rights to require the Agent to proceed first against any other Person, to exhaust its rights in the Collateral or to pursue any other right that the Agent might have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate and notice of acceleration (except as otherwise set forth in the Credit Agreement), and (iii) all rights of marshalling in respect of any and all of the Collateral.

               (e) Without precluding any other methods of sale, MOC acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property.

     The Agent shall not be liable for any depreciation in the value of the Collateral.

          6.3  Application of Proceeds.
               -----------------------

          If an Event of Default shall have occurred and be continuing, the proceeds of any sale of or other realization upon all or any part of the Collateral and any other amounts held by the Agent under this Agreement shall be applied by the Agent as follows:

          First: to the payment of all costs and expenses paid or incurred by the Agent in connection herewith, including, without limitation, all court costs and the reasonable fees and disbursements of counsel for the Agent in connection herewith or in connection with the exercise of any right or remedy hereunder or thereunder;

          Second: to the payment of all unpaid principal and/or accrued and unpaid interest on the Notes and/or the LC Obligations in such order and manner as set forth in the Credit Agreement; and

          Third: to the payment in full of the Obligations at the time due and payable to the extent not previously paid by MOC;

     Any amounts remaining after such applications and the payment in full of the Obligations shall be remitted to MOC, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

     7.  General Provisions.
         ------------------

          7.1  Term.
               ----

          This Agreement shall remain in full force and effect until all of the Obligations shall have been satisfied in full.

          7.2  Actions Not Released.
               --------------------

          The security interest created hereunder and MOC's obligations hereunder and the Agent's rights hereunder shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events:

               (a) the taking or accepting of any other security or assurance for any or all of the Obligations;

               (b) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations;

               (c) the modification of, amendment to, or waiver of compliance with any terms of the Credit Agreement or the other Credit Documents;

               (d) any renewal, extension and/or rearrangement of the payment of any or all of the Obligations or any statement, indulgence, forbearance or compromise that may be granted or given by the Agent or the Banks to MOC, MI, HCLP or any other Person;

               (e) any neglect, delay, omission, failure or refusal of the Agent to take or prosecute any action in connection with any agreement, document or other instrument evidencing, securing or assuring the payment of any or all of the Obligations; or

               (f) the illegality, invalidity or unenforceablilty of all or any part of the Obligations.

          7.3 Not a Substituted Limited Partner, Survival of Security Interest Notwithstanding Sale.
               -------------------------------------------------------

          Neither the Agent nor any of the Banks shall become a substituted limited partner of HCLP by virtue hereof. Notwithstanding that the Limited Partnership Interest is not part of the Collateral and that the Collateral includes proceeds of sale of any of the Limited Partnership Interest, no sale of the Limited Partnership Interest, whether consensual or forced, shall impair or affect in any way the security interest in the Collateral granted hereby and any purchaser of the Limited Partnership Interest shall acquire the same subject to the security interest in the Collateral granted hereby, whether or not such purchaser thereby or thereafter becomes a substituted limited partner of HCLP.

          7.4  Distributions.
               -------------

          So long as no Default shall have occurred and be continuing, MOC shall be entitled to receive and retain any and all distributions paid in respect of the Limited Partnership Interest. Nothing contained herein shall prevent MOC from making use of distributions received by MOC in respect of the Limited Partnership Interest as otherwise permitted by the Credit Agreement and, to the extent so permitted, any distributions received by MOC and transferred to other Persons shall pass free and clear of the lien and security interest hereof.

          7.5  Amendments.
               ----------

          This Agreement or any term hereof may be amended or changed only by an instrument in writing executed jointly by MOC and the Agent.

          7.6  Cumulative Remedies, No Waiver.
               ------------------------------

          Each right, power and remedy herein specifically granted to the Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise (including, without limitation, all rights, powers and remedies granted to a secured party under the UCC), and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Agent in its sole and complete discretion. The provisions of this Agreement may only be waived by an instrument in writing signed by the Agent, and no failure on the part of the Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

          7.7  Notices.
               -------

          The manner and place of service of All notices, requests, demands or other communications to be sent hereunder shall be sent as set forth in
Section 9.02 of the Credit Agreement.

          7.8  Binding Effect, Assignment.
               --------------------------

          This Agreement shall be binding upon MOC and its successors and assigns and shall inure to the benefit of the Agent and its successors and assigns. MOC may not, without the prior written consent of the Agent, assign any of its rights, duties or obligations hereunder.

          7.9  Governing Law.
               -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          7.10  Descriptive Headings.
                --------------------

          The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          7.11  Severability.
                ------------

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability of such provision in any other jurisdiction.

          7.12  Non-Recourse to General Partners.
                --------------------------------

          Notwithstanding any statutory or common law liability of a general partner for the debts and obligations of a partnership, no general or limited partner of MOLP, as such, nor his or its assets (other than any interest any such partner may be deemed to have in MOLP's assets), shall be liable for any obligations or agreements of MOLP in this Agreement, and no person shall have any recourse under or upon any obligations or agreement of MOLP in this Agreement against any partner of MOLP or any successors thereto, or any assets of any partner of MOLP other than any interest any such partner may be deemed to have in MOLP's assets), either directly or through MOLP or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. The Agent hereby expressly waives and releases all such liability as part of the consideration for the execution of this Agreement.

          7.13  Survival of Representation and Warranties.
                -----------------------------------------

          All representations and warranties contained herein, in the Credit Agreement or in any other Credit Document, or made in writing by MOLP or MOC in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Credit Agreement, the other Credit Documents and any documents executed in connection herewith or therewith.

          7.14  Execution in Counterparts.
                -------------------------

          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the MOC and the Agent have executed this Agreement as of the date first above written.


                                          MESA OPERATING CO.



                                     By:  /s/ William D. Ballew
                                          ----------------------------------
                                          William D. Ballew
                                          Controller

                                          SOCIETE GENERALE,
                                            SOUTHWEST AGENCY, as Agent



                                     By:  /s/ Louis P. Laville
                                          ----------------------------------
                                          Louis P. Laville
                                          Vice President

                                                                     Annex A
                                                                     -------

                     HUGOTON CAPITAL LIMITED PARTNERSHIP

                       Certificate of Partial Interest
                       -------------------------------

                          Dated as of March 2, 1994

     Pickens Hugoton Company, a Texas corporation and a General Partner of Hugoton Capital Limited Partnership, a Delaware limited partnership ("HCLP"), hereby certifies that Societe Generale, Southwest Agency, as Agent (the "Agent") for the pro rata benefit of the Banks as defined in that certain Second Amended and Restated Credit Agreement dated as of May 1, 1993 (the "Credit Agreement") among Mesa Inc., a Texas corporation, and Mesa Operating Co., a Delaware corporation ("MOC") and successor to Mesa Operating Limited Partnership, formerly a Delaware limited partnership, the banks party thereto, and the Agent, is registered on the books and records of HCLP as the holder of an interest in all rights to money and/or property (and such money and/or property that MOC now has or acquires) in respect of a seventy-six and 34/100 percent (76.34%) limited partnership interest in HCLP, being part of the limited partnership interest in HCLP owned by MOC, including, without limitation, any proceeds of sale by or on behalf of MOC of such interest, and distributions by HCLP in respect of such interest, whether regular, special or made in connection with the partial or total liquidation of HCLP and whether attributable to profits, the return of any contribution or investment or otherwise attributable to such interest or the ownership thereof, and proceeds of all of the foregoing (the "Collateral").

     This Certificate is subject to the terms and conditions of the Amended and Restated Pledge Agreement of even date (the "Agreement") between MOC and the Agent acting for the pro rata benefit of the Banks.

     The interests evidenced by this Certificate are senior to the subordinate and junior liens on and security interest in the Collateral created by the Subordinate Pledge as defined in the Agreement and are transferrable only to the extent the Collateral or any part thereof is transferred in accordance with the Agreement.

     Neither the Agent nor any of the Banks shall become a substituted limited partner of HCLP by virtue of the Agreement or this Certificate.

                                          PICKENS HUGOTON COMPANY



                                     By:  /s/ William D. Ballew
                                          ----------------------------------
                                          William D. Ballew
                                          Controller